UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 annual meeting of stockholders of UTStarcom, Inc. (the “Company”) to be held at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621, on Friday, May 13, 2005 at 10:00 a.m., Pacific Daylight Time. Enclosed are a notice of annual meeting of stockholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

At the annual meeting, you will be asked to vote on the important matters described in detail in the notice of annual meeting of stockholders and proxy statement accompanying this letter. There also will be an opportunity for you to ask questions and receive information about the business of the Company.

Included with the proxy statement is a copy of the Company’s annual report to stockholders. We encourage you to read the annual report. It includes information on the Company’s operations as well as the Company’s audited financial statements.

Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Hong Liang Lu
President, Chief Executive Officer and
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN.

UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2005

To the Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the ”Annual Meeting”) of UTStarcom, Inc. (the ”Company”), a Delaware corporation, will be held on Friday, May 13, 2005 at 10:00 a.m., Pacific Daylight Time, at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621, for the following purposes:

1.                To elect two Class II directors to serve for a term expiring on the date on which the annual meeting of stockholders is held in the year 2008.

2.                To approve the 2005 Equity Incentive Plan, including approval of its material terms and performance goals for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

3.                To ratify and approve the appointment of PricewaterhouseCoopers LLP as the Independent Registered Accounting Firm of the Company for the fiscal year ending December 31, 2005.

4.                To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 14, 2005 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors

Michael J. Sophie Senior Vice President of Finance and Chief Financial Officer

Alameda, California
April 18, 2005

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of UTStarcom, Inc. (the “Company”) for use at the annual meeting of stockholders to be held on Friday, May 13, 2005 at 10:00 a.m., Pacific Daylight Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement prepared in connection with the Annual Meeting (the “Proxy Statement”) and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621. The Company’s telephone number at that location is (510) 635-5000.

The Company’s principal executive offices are located at 1275 Harbor Bay Parkway, Alameda, California 94502.

These proxy solicitation materials and the Company’s annual report to stockholders for the year ended December 31, 2004 were mailed on or about April 18, 2005 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

Only stockholders of record at the close of business on March 14, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 114,809,960 shares of the Company’s common stock, par value $0.00125 per share (the “Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock, par value $0.00125 per share, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation of proxies may be revoked by the person giving it at any time before its use by delivering to the Assistant Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of members of the Board described herein, FOR Proposal Two, FOR Proposal Three and as to any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the proxy holders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of members to the Board.

This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. All shares represented at the Annual Meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and broker non-votes will be counted towards the tabulation of the total number of shares present and entitled to vote (the “Votes Cast”) on proposals presented to the stockholders and will have the same effect as negative votes.

Deadlines for Submission of Stockholder Proposals for 2006 Annual Meeting

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that such proposals comply with the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) and the bylaws of the Company (the “Bylaws”). Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders wishing to present a proposal at the Company’s 2006 annual meeting of stockholders must submit the proposal to the Company by December 19, 2005 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Bylaws, a stockholder wishing to make a proposal at the 2006 annual stockholder meeting must ensure that such proposal is delivered to or is mailed and received at the Company’s principal executive offices prior to March 4, 2006.

Householding

As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address if they have previously consented to receiving only one copy of the Proxy Statement on a voter instruction card submitted for a prior year’s annual meeting of stockholders. Stockholders who share an address and currently receive multiple copies of the Company’s proxy statements and annual reports may request that in the future a single copy of the proxy statement and a single copy of the Company’s annual report be delivered by filling out the applicable section of the voter instruction card for the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

The authorized number of directors of the Company (each a “Director”) is currently established at seven. Following the Annual Meeting, this number will be reduced to six. The Company’s certificate of incorporation provides that Directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy). Currently there are two Directors in each of Class II and Class III, and three Directors in Class I. Each of the two Class III Directors will hold office until the 2006 annual meeting or until the Class III Director’s successor has been duly elected and qualified, and two of the Class I Directors, Thomas Toy and Ying Wu, will hold office until the 2007 annual meeting or until the Class I Director’s successor has been duly elected and qualified. One Class II Director, Betsy Atkins, is not standing for reelection. The Company’s nominees for election as the Class II Directors at this Annual Meeting are the third Class I Director, Allen Lenzmeier, and the remaining Class II Director, Larry Horner.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s two nominees for Class II Directors, Allen Lenzmeier and Larry Horner, each to hold office until the 2008 annual meeting or until the Class II Director’s successor has been duly elected and qualified.

The Company expects that each nominee for election as a Director at the Annual Meeting will be able to serve if elected. In the event that any nominee of the Company becomes unable or declines to serve as a Director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

Required Vote

The two nominees receiving the highest number of votes of the shares entitled to be voted for such nominees shall be elected as Directors. Votes withheld from any Director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no other legal effect upon election of Directors under the Delaware General Corporation Law.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH HEREIN.

BOARD OF DIRECTORS

The names of the two Class II nominees for Director and the current Class I and Class III Directors with unexpired terms, their ages as of the date of this Proxy Statement and certain other information are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Term Expires
Nominees for Class II Directors:
Larry Horner	71	Member of the board of directors of ConocoPhillips, Clinical Data, Inc., Novitron International, Inc., Technical Olympic USA, Inc. and New River Pharmaceuticals, Inc.	2000	2008
Allen Lenzmeier(1)	61	Vice Chairman and member of the board of directors of Best Buy Co. Inc.	2005	2008
Continuing Class III Directors:
Jeff Clarke(2)	43	Chief Operating Officer of Computer Associates International, Inc.	2005	2006
Hong Liang Lu	50	President, Chief Executive Officer and Chairman of the Board	1991	2006
Continuing Class I Directors:
Thomas Toy	50	Managing Director of PacRim Venture Partners and member of the board of directors of White Electronic Designs Corporation	1995	2007
Ying Wu	45	Executive Vice President and Vice Chairman of the Board, and Chairman and Chief Executive Officer for China	1995	2007

(1)          Mr. Lenzmeier was originally appointed a Class I Director by unanimous written consent of the Board, effective March 15, 2005. Mr. Lenzmeier is now the Company’s nominee as a Class II Director, to take the place of Ms. Atkins, who is not seeking reelection.

(2)          Mr. Clarke was appointed by unanimous written consent of the Board on January 17, 2005, replacing Masayoshi Son, who resigned from the Board effective as of September 15, 2004.

Except as set forth below, each nominee or incumbent Director has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company.

Hong Liang Lu has served as our President, Chief Executive Officer and as a Director since June 1991, and as Chairman of the Board since March 2003. In June 1991, Mr. Lu co-founded the Company under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. He served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, he served as Vice President and Chief Operating

Officer of Unison World, Inc. Mr. Lu also serves as a director of Shanda Interactive Entertainment Ltd. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

Jeff Clarke has served as a Director since January 17, 2005. Starting in April 2004, Mr. Clarke has served as the Chief Operating Officer of Computer Associates International, Inc., a global provider of management software. From 2002 to 2004, Mr. Clarke was Executive Vice President, Global Operations of Hewlett-Packard Company, and prior to that he was the Chief Financial Officer of Compaq Computer Corporation. Mr. Clarke holds a B.A. in Economics from the State University of New York at Geneseo and an M.B.A. from Northeastern University.

Larry Horner has served as a Director since January 2000. Mr. Horner has been a director of ConocoPhillips since 1991, and he also serves on the board of directors of Atlantis Plastics, Inc., Clinical Data Inc., Technical Olympic USA, Inc. and New River Pharmaceuticals, Inc. From 1994 until 2001, Mr. Horner served as Chairman of Pacific USA Holdings Corp., and as Chairman and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited. Mr. Horner formerly served as Chairman and Chief Executive Officer of KPMG Peat Marwick from 1984 to 1990. Mr. Horner, a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

Allen Lenzmeier has served as a Director since March 15, 2005. Mr. Lenzmeier has served as the Vice Chairman of Best Buy Co. Inc. since December 2004. From 2002 to 2004, Mr. Lenzmeier served as the President and Chief Operating Officer of Best Buy Co. Inc. Mr. Lenzmeier served as the President of Best Buy Retail from 2001 to 2002. From 1991 to 2001 he served as the Executive Vice President and Chief Financial Officer of Best Buy Co. Inc. and began his employment with the company in 1984. Mr. Lenzmeier holds a B.S. from Minnesota State University Mankato.

Thomas Toy has served as a Director since February 1995. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. From 1987 until 1992, Mr. Toy was employed as a Vice President at Technology Funding, and was a partner there from 1992 until 1999. While at Technology Funding, Mr. Toy was Managing Director of Corporate Finance and headed the firm’s investment committee. Mr. Toy also serves as a director of White Electronic Designs Corporation and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

Ying Wu has served as our Executive Vice President and Vice Chairman of the Board since October 1995. Mr. Wu has also served as Chairman and Chief Executive Officer, and, until February 2004, as President, of one of our subsidiaries, UTStarcom China Co., Ltd., beginning his duties there in October 1995. Mr. Wu was a co-founder, and from February 1991 to September 1995 served as Senior Vice President, of StarCom Network Systems, Inc., a company that marketed and distributed third party telecommunications equipment. From 1988 to 1991, Mr. Wu served as a member of the technical staff of Bellcore Laboratories. From 1987 to 1988, Mr. Wu served as a consultant at AT&T Bell Labs. Mr. Wu also serves as a director of AsiaInfo Holdings, Inc. He holds a B.S. in Electrical Engineering from Beijing Industrial University and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

The Company’s Director Nomination Process

The Board’s process for identifying and evaluating nominees for Director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends nominees for election or reelection to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles set forth in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, or otherwise approved by the Board.

The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior Company executives, individuals personally known to members of the Board, and employment of one or more professional search firms. The Company engaged Christian & Associates, LLC, a professional search firm, with respect to the identification of candidates that included Mr. Clarke and Mr. Lenzmeier.

Stockholder nominations of Director candidates will be given the same consideration and evaluated with the same criteria as candidates that are recommended internally. The form and delivery requirements of such stockholder nominations must comply with the relevant provisions of the Bylaws, copies of which may be obtained by sending an email to the Company’s investor relations department at investorrelations@utstar.com.

Board Attendance, Director Independence and Financial Sophistication

Of our incumbent directors standing for reelection and those with continuing terms, Messrs. Horner, Toy, Clarke and Lenzmeier have been determined to be independent as set forth in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, the listing standards of The Nasdaq Stock Market, as currently in effect. In addition, the Board has also determined that each of Messrs. Horner, Toy, Clarke and Lenzmeier possess the attributes to be considered financially sophisticated for purposes of applicable Nasdaq Marketplace Rules and has the background to be considered an “audit committee financial expert” as defined by the rules and regulations of the SEC and required by the Nasdaq Marketplace Rules.

The Board held a total of 14 meetings during the fiscal year ended December 31, 2004. During fiscal year 2004, each of the Directors attended 75% or more of the meetings of the Board and the committees of the Board on which the Director served subsequent to becoming a Director or a member of such committee, except for Mr. Son, who resigned from the Board effective September 15, 2004. It is the Board’s policy that Directors are encouraged to attend the Annual Meeting. Two Directors attended the 2004 annual meeting of stockholders.

The three principal standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which consists solely of independent Directors. The Board has also authorized a Disinterested Director Committee, which consists of two employee Directors. In addition to these committees, the Board has appointed Mr. Horner as Lead Director. The Lead Director’s responsibilities include, among other things, facilitating communications among Directors, working with the Chief Executive Officer to ensure appropriate information flows to the Board, chairing an executive session of the independent Directors at regularly scheduled meetings as required by Nasdaq Marketplace Rule 4350(c)(2), overseeing processes established for stockholder communication with members of the Board, and acting as a liaison between disinterested Directors and interested parties in the case of related-party transactions or other such matters. The Lead Director is not an employee of the Company or a holder of 5% or more of our issued and outstanding Common Stock.

Stockholder Communications with the Board

The Board has established a process for stockholders to communicate with members of the Board, which includes the creation of the Lead Director position. All concerns, questions or complaints regarding our compliance with any policy or law, or any other Board related communication, should be directed to the Board via the link entitled “Email Board of Directors” at http://investorrelations.utstar.com. All such communications will be received and reviewed by one or more independent Directors or officers acting under their direction, who will prepare a report for the Board or particular Board committees, as appropriate. In the case of accounting, audit or internal control matters, the Audit Committee will have the opportunity to discuss stockholder inquiries and oversee any action as appropriate.

Board Committees and Related Functions

Audit Committee

The Audit Committee of the Board, currently consisting of Mr. Horner, who chairs the committee, Ms. Atkins and Messrs. Clarke, Toy and Lenzmeier, held 23 meetings during the last fiscal year. The Audit Committee, among other duties and responsibilities: (i) reviews and approves the annual appointment of our independent registered public accounting firm; (ii) discusses and reviews in advance the scope and fees of the annual audit; (iii) reviews the results of the audit with the independent registered public accounting firm and discusses the foregoing with our management; (iv) reviews and approves non-audit services of the independent registered public accounting firm; (v) reviews compliance with our existing major accounting and financial reporting policies; (vi) reviews and approves in advance all related-party transactions that would require disclosure pursuant to the rules of the SEC and the policies and procedures related to such transactions; and (vii) provides oversight and monitoring of our management and their activities with respect to our financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of our quarterly earnings reports prior to public release, Audit Committee members communicated throughout 2004 with our management and the independent registered public accounting firm.

Each member of the Audit Committee meets the applicable independence and financial literacy requirements of the Nasdaq Marketplace Rules and the SEC. Further, Messrs. Horner, Clarke, Toy and Lenzmeier have been determined by the Board to meet the “financial expert” requirements of the same SEC and Nasdaq Marketplace Rules. On March 29, 2004, the Board approved a revised charter of the Audit Committee, a copy of which was filed as an attachment to the Company’s proxy statement for the 2004 annual meeting of stockholders.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, currently consisting of Mr. Clarke, who succeeded Ms. Atkins as chair of the committee in April 2005, Ms. Atkins and Messrs. Horner and Toy, held one formal meeting and several informal meetings during the last fiscal year. Each member of the Nominating and Corporate Governance Committee meets the applicable independence requirements of the Nasdaq Marketplace Rules.

The Nominating and Corporate Governance Committee’s responsibilities include the selection of Director nominees for the Board and the development and annual review of our governance principles. The Nominating and Corporate Governance Committee also: (i) assists the Board by actively identifying individuals qualified to become Board members; (ii) recommends Director nominees to the Board for election at the next annual meeting of stockholders; (iii) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (iv) leads the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; (v) oversees compliance with the Company’s Code of Business Conduct and Ethics; and (vi) develops and recommends to the Board and administers the corporate governance guidelines of the Company.

On March 29, 2004, the Board adopted a formal charter of the Nominating and Corporate Governance Committee, addressing the nominations process and such related matters as may be required under federal securities laws and Nasdaq Marketplace Rule 4350(c)(4)(B). A copy of this charter was filed as an attachment to the Company’s proxy statement for the 2004 annual meeting of stockholders.

Compensation Committee

The Compensation Committee of the Board, currently consisting of Mr. Toy, who chairs the committee, Ms. Atkins and Messrs. Lenzmeier and Horner, held two meetings during the last fiscal year. The authority and duties of the Compensation Committee include, among others: (i) approving and overseeing the total compensation package for the Company’s executives; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; (iii) reviewing and making recommendations to the Board regarding all new employment agreements or arrangements; (iv) reviewing and making recommendations to the Board regarding long-term incentive compensation or equity plans, programs or similar arrangements of the Company; and (v) preparing an annual report on executive compensation as required by the SEC to be included in our annual proxy statement filed with the SEC. Each member of the Compensation Committee meets the applicable independence requirements of the Nasdaq Marketplace Rules.

The charter for the Compensation Committee provides that the purpose of such committee is to discharge the responsibilities of the Board relating to all compensation, including equity compensation of the Company’s executives. The charter also generally provides the membership requirements, authority and duties of the Compensation Committee. The Compensation Committee shall consist of no fewer than three members, all of whom (i) meet the independence requirements of the Nasdaq Marketplace Rules, (ii) are “non-employee directors” under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act; and (iii) are “outside directors” for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The chair of the Compensation Committee is appointed by the Board. The Compensation Committee must conduct a self-evaluation annually and report such findings to the Board. In addition, the Compensation Committee must periodically assess the adequacy of its charter and recommend changes to the Board.

Disinterested Director Committee

On March 29, 2004, the Board authorized a Disinterested Director Committee, granting it authority over compensation matters for Directors who are not employees of the Company or beneficial owners of greater than 5% of our outstanding stock (“Non-Employee Directors”). The Disinterested Director Committee originally consisted of any two of Messrs. Lu,  Wu and Son (who resigned from the Board effective September 15, 2004), and on March 30, 2005 was reauthorized with Messrs. Lu and Wu as its only members.

Director Compensation

Directors who are employees of the Company receive no additional compensation for serving on the Board. In 2004, Non-Employee Directors received a quarterly participation fee of $8,750 for services rendered as to both full meetings of the Board and committee meetings.

Starting in 2005, Non-Employee Directors receive a quarterly participation fee of $10,000 for services rendered as to full meetings of the Board. In addition, Non-Employee Directors receive annual retainer fees for committee membership and other duties as follows:

•       Lead Director: $20,000;

•       Audit Committee: $10,000 for chair, $3,500 for members;

•       Compensation Committee: $5,000 for chair, $3,000 for members; and

•       Corporate Governance and Nominating Committee: $5,000 for chair, $2,000 for members.

In January 2005, in recognition of services rendered in 2004, we also paid Mr. Horner, our Lead Director, a one-time compensation award of $25,000, and Mr. Toy and Ms. Atkins, both Non-Employee Directors, a one-time compensation award of $20,000.

We reimburse all Directors for travel and other related expenses incurred in connection with the business of the Company, including attending stockholder meetings, meetings of the Board or any Board committee.

Non-Employee Directors are also eligible to participate in our 2001 Director Stock Option Plan. Under the plan, each Non-Employee Director is automatically awarded options to purchase 80,000 shares of Common Stock (the “First Option”) on the date on which such person first becomes a Non-Employee Director (or the date on which the plan was initially adopted). The First Option vests in equal installments of 25% per year on each of the first four anniversaries of the date of grant. After the First Option has fully vested, each Non-Employee Director will receive an automatic annual grant of an option to purchase 20,000 shares of Common Stock (an “Annual Option”). The Annual Option vests in full on the first anniversary of the date of grant. If, following a change in control of the Company, a Non-Employee Director’s status as a Director of the Company or the successor corporation is terminated (other than as a result of voluntary resignation), the options become fully exercisable and remain exercisable for the remainder of the relevant term. The exercise price of all options granted under the plan is 100% of the fair market value of our Common Stock on the date of grant. The options expire ten years after the date of grant, subject to earlier termination if the individual ceases to serve as a Director.

On May 11, 2001, we granted a First Option to each of Messrs. Horner and Toy, on March 20, 2002, we granted a First Option to Ms. Atkins, on January 17, 2005, we granted a First Option to Mr. Clarke and on March 15, 2005 we granted a First Option to Mr. Lenzmeier. The options have exercise prices of $22.71, $23.02, $16.96 and $13.14, respectively, and will be fully vested on May 11, 2005, March 20, 2006, January 17, 2009 and March 15, 2009, respectively. To date, no Non-Employee Director has been awarded an Annual Option.

It is also our policy to grant each Non-Employee Director an annual option grant for 25,000 shares pursuant to our 1997 Stock Plan. These annual option grants vest over one year in equal monthly installments. Pursuant to this policy, on August 27, 2004, the Company granted an option to purchase 25,000 shares of Common Stock to each of Ms. Atkins and Messrs. Horner and Toy with an exercise price of $16.34 per share. If, following a change in control of the Company, a Non-Employee Director’s status with the Company or the successor corporation is terminated (other than as a result of voluntary resignation), the options will become fully exercisable and remain exercisable for the remainder of the applicable term. On April 12, 2005, the Disinterested Director Committee extended the post termination period of exercisability from three months to twelve months for the options granted on August 27, 2004. We have proposed to formalize these policies in connection with the adoption of the 2005 Equity Incentive Plan as further described in Proposal 2 below. Assuming stockholder approval, grants currently made by the Disinterested Director Committee will be made automatically under the 2005 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of March 31, 2005 (except as otherwise indicated), by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our President and Chief Executive Officer and the four other highest paid executive officers serving as executive officers at the end of the 2004 fiscal year, (iii) each of the Company’s Directors; and (iv) all Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Calculations are based on a total number of outstanding shares of 114,841,976 shares as of March 31, 2005.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Approximate Percent Owned(1)
Entities affiliated with SOFTBANK CORP.(2)	14,651,630	12.76%
FMR Corp.(3)	8,223,850	7.16%
Ying Wu(4)	4,801,643	4.16%
Hong Liang Lu(5)	4,013,589	3.46%
William Huang(6)	1,091,641	*
Shao-Ning J. Chou(7)	598,236	*
Michael Sophie(8)	351,004	*
Larry Horner(9)	189,024	*
Thomas Toy(10)	147,049	*
Betsy Atkins(11)	95,753	*
Jeff Clarke	0	*
Allen Lenzmeier	0	*
All current directors and officers as a group (10 persons)(12)	11,287,939	9.54%

                 *   Less than 1%

       (1)   Includes any shares issuable pursuant to options held by the person or group in question that may be exercised within 60 days of March 31, 2005.

       (2)   Includes 14,651,630 shares registered in the name of SOFTBANK America Inc., a Delaware corporation. SOFTBANK America Inc. is a wholly owned subsidiary of SOFTBANK Holdings Inc., a Delaware corporation. SOFTBANK Holdings Inc. is a wholly owned subsidiary of SOFTBANK CORP., a Japanese corporation. The business address for these entities is c/o SOFTBANK CORP., 24 1 Nihonbashi Hakozakicho, Chuoku, Tokyo 103 8501 Japan.

       (3)   Includes 7,773,850 shares beneficially owned by Fidelity Management & Research Company and 450,000 shares beneficially owned by Fidelity International Limited. FMR Corp. has sole dispositive power over 8,223,850 shares. FMR Corp. has sole power to vote or to direct the voting of 450,000 shares. The business address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

       (4)   Includes (i) 1,505,500 shares registered in the name of Wu Partners, a California Limited Partnership, of which Mr. Wu is general partner, (ii) 1,080,000 shares registered in the name of Stonybrook Investors L.P., (iii) 4,868 shares registered in the name of Wu Living Trust, (iv) 4,873 shares registered in the name of Ashley Wu Trust—1998 and (v) 4,873 shares registered in the name of Richard Wu Trust—1998. Ashley Wu and Richard Wu are Mr. Wu’s children. Mr. Wu may be deemed the beneficial owner of the shares. Also includes 684,842 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

       (5)   Includes (i) 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner, (ii) 130,000 shares registered in the name of Lu Charitable Remainder Trust, of which Mr. Lu is the trustee, (iii) 5,332 shares registered in the name of Benjamin Lu, and (iv) 5,332 shares registered in the name of Melissa Lu. Benjamin Lu and Melissa Lu are Mr. Lu’s children. Mr. Lu may be deemed the beneficial owner of the shares. Also includes 1,242,500 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

       (6)   Includes (i) 106,000 shares owned by the 2000 Huang Family Limited Partnership, of which Mr. Huang is a general partner, (ii) 6,600 shares registered in the name of Alexander Huang, and (iii) 6,600 shares registered in the name of Helen Huang. Alexander Huang and Helen Huang are Mr. Huang’s children. Mr. Huang may be deemed the beneficial owner of the shares. Also includes 311,461 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

       (7)   Includes 547,815 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

       (8)   Includes 320,538 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

       (9)   Includes 157,249 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

(10)   Includes 147,049 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

(11)   Includes 95,753 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

(12)   Includes a total of 3,507,207 shares issuable upon exercise of options that are exercisable within 60 days of March 31, 2005.

MANAGEMENT

Executive Officers

Our executive officers and their ages as of May 13, 2005 are as follows:

Name	Age	Position
Hong Liang Lu	50	President, Chief Executive Officer and Chairman of the Board
Ying Wu	45	Executive Vice President and Vice Chairman of the Board, Chairman and Chief Executive Officer for China
Michael Sophie	47	Senior Vice President of Finance, Chief Financial Officer and Assistant Secretary
William Huang	42	Senior Vice President and Chief Technology Officer
Shao Ning J. Chou	43	Senior Vice President, President and Chief Operating Officer for China

Hong Liang Lu has served as our President, Chief Executive Officer and Director since June 1991. Mr. Lu has served as the Chairman of the Board since March 2003. In June 1991, Mr. Lu co-founded UTStarcom under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority owned subsidiary of Kyocera International, Inc. He served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, he served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu also serves as a director of Shanda Interactive Entertainment Ltd. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

Ying Wu has served as our Executive Vice President and Vice Chairman of the Board since October 1995. Mr. Wu has also served as the Chairman and Chief Executive Officer, and, until February 2004, as President, of one of our subsidiaries, UTStarcom China Co., Ltd., beginning his duties there in October 1995. Mr. Wu was a co-founder, and from February 1991 to September 1995 served as Senior Vice President, of StarCom Network Systems, Inc., a company that marketed and distributed third party telecommunications equipment. From 1988 to 1991, Mr. Wu served as a member of the technical staff of Bellcore Laboratories. From 1987 through 1988, Mr. Wu served as a consultant at AT&T Bell Labs. Mr. Wu also serves as a director of AsiaInfo Holdings, Inc. He holds a B.S. in Electrical Engineering from Beijing Industrial University and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

Michael Sophie has been our Chief Financial Officer since August 1999, and was appointed Senior Vice President of Finance in January 2003. Prior to joining our Company, Mr. Sophie held executive positions at P-Com, Inc. from August 1993 to August 1999, including Vice President Finance, Chief Financial Officer and Group President. From 1989 through 1993, Mr. Sophie was Vice President of Finance at Loral Fairchild Corporation. Mr. Sophie also serves as a director of McData Corporation. He holds a B.S. from California State University, Chico and an M.B.A. from the University of Santa Clara.

William Huang has been our Chief Technology Officer since September 1999, and was appointed our Senior Vice President in September 2001. From December 1996 to September 1999, he was our Vice President of Strategic Product Planning. From June 1995 to December 1996, Mr. Huang served as our Vice President, China Operations. From 1994 to June 1995, Mr. Huang was our Director, Engineering. From 1992 to 1994, he was a member of the technical staff and project leader at AT&T Systems. Mr. Huang serves on the board of Shenzhen Gin De (Group) Ltd., a publicly listed real estate investment company in China. Mr. Huang holds a B.S. in Electrical Engineering from Huazhong University of Science & Technology, and an M.S. in Electrical Engineering and Computer Sciences from the University of Illinois.

Shao-Ning J. Chou has been our Executive Vice President and Chief Operating Officer for China since July 1996. He was appointed Senior Vice President in September 2001, and President of UTStarcom China Co., Ltd. in February 2004. From March 1997 to December 1998 he was Vice President of UTStarcom China Co., Ltd., and from February 1996 to March 1997 he served as Vice President of Engineering. From March 1995 to June 1996, he was Director of Engineering for wireless systems and software with Lucent Technologies Microelectronics IC group. From April 1993 to March 1995, he was a Technical Manager for the Global Wireless product group with AT&T consumer products where he led multiple development teams for handset and wireless personal base station products. From February 1985 to April 1993, Mr. Chou was team leader and a member of the technical staff for advanced digital communication research in AT&T Bell Laboratories where he led and engaged in data communication equipment and multimedia product development. Mr. Chou holds a B.S. in Electrical Engineering from City College of New York, an M.S. in Engineering from Princeton University and an M.B.A. from the State University of New Jersey, Rutgers.

Executive Compensation

The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer and our other executive officers.(1)

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/SARs (#)	All Other Compensation(4) ($)
Hong Liang Lu	2004	$700,000	$—	$—		250,000	$20,500
President, Chief Executive	2003	$500,000	$325,000	$—		120,000	$5,469
Officer and Chairman of the Board	2002	$300,000	$150,000	$—		225,000	$14,625
Ying Wu	2004	$500,000	$—	$—		200,000	$5,500
Executive Vice President	2003	$400,000	$250,000	$81,007	(2)	85,000	$5,500
and Vice Chairman	2002	$250,000	$125,000	$78,697	(2)	150,000	$13,682
Shao-Ning J. Chou	2004	$400,000	$—	$—		150,000	$5,500
Senior Vice President	2003	$300,000	$250,000	$859,162	(3)	75,000	$5,500
	2002	$210,000	$105,000	$2,563,253	(3)	150,000	$13,663
Michael Sophie	2004	$400,000	$—	$—		150,000	$13,000
Chief Financial Officer	2003	$300,000	$200,000	$—		75,000	$5,500
and Senior Vice President	2002	$250,000	$125,000	$—		150,000	$11,088
William Huang	2004	$300,000	$—	$—		100,000	$5,500
Chief Technology Officer	2003	$250,000	$100,000	$—		50,000	$2,344
and Senior Vice President	2002	$200,000	$100,000	$—		120,000	$9,863

(1)   We have provided full disclosure for all our Section 16 executive officers, which includes the “named executive officers” as defined in Item 402(a)(3) of Regulation S-K.

(2)          Consists of (i) a housing and children’s education allowance of $68,350 in 2002 and $68,350 in 2003 paid in connection with Mr. Wu’s international work assignment, and (ii) a tax assistance payment of $10,347 in 2002 and $12,657 in 2003 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee’s international work assignment.

(3)          Consists of (i) a housing allowance of $36,000 in 2002 and $36,000 in 2003 paid in connection with Mr. Chou’s international work assignment, and (ii) a tax assistance payment of $2,527,253 in 2002 and

$823,162 in 2003 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee’s international work assignment. $2,239,432 of the tax assistance payments made in 2002 and $691,771 of the tax assistance payments made in 2003 were paid in connection with the deferred payment of a tax levied by the People’s Republic of China on gains realized from the exercise of stock options in 2001. While U.S. tax regulations require that these amounts be recorded as income, due to general limitation rules a portion of Mr. Chou’s paid foreign tax has been recovered by us pursuant to our tax equalization policy.

(4)          All other compensation for 2004 consists of 401(K) match payments and tax and investment advice paid by us on behalf of certain of our executive officers.

Option Grants

The following table sets forth certain information with respect to stock option grants to our executive officers during the fiscal year ended December 31, 2004.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year 2004(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5%	10%
Hong Liang Lu	250,000	4.3%	$37.46	1/19/2014	$5,889,598	$14,925,398
Ying Wu	200,000	3.4%	$37.46	1/19/2014	$4,711,679	$11,940,319
Michael Sophie	150,000	2.6%	$37.46	1/19/2014	$3,533,759	$8,955,239
Shao Ning J. Chou	150,000	2.6%	$37.46	1/19/2014	$3,533,759	$8,955,239
William Huang	100,000	1.7%	$37.46	1/19/2014	$2,355,839	$5,970,159
Total Grants in 2004	5,875,197

(1)          All options were granted pursuant to our 1997 Stock Plan. The options have a ten-year term and vest and become exercisable over four years. In the event of a change in control of the Company, the options will be substituted by the successor corporation or will fully vest and become exercisable for a period of 15 days.

(2)          Based on an aggregate of 5,875,197 shares subject to options granted to our employees in 2004.

(3)          The potential realizable value represents amounts, net of exercise price before taxes, which may be realized upon exercise of the options immediately prior to the expiration of the terms of such options, assuming appreciation of 5% and 10% over the option term. The 5% and 10% rates are calculated based on rules promulgated by the SEC based upon a per share market price of the Common Stock underlying the options at the time the options were granted and do not reflect the Company’s estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Option Exercises and Values

The following table sets forth information for our executive officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2004, and sets forth the number of shares of Common Stock acquired and the value realized upon exercise of stock options held as of December 31, 2004 by our executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hong Liang Lu	—	$—	1,206,563	138,437	$10,776,788	$476,162
Ying Wu	—	$—	660,362	94,995	$4,651,154	$325,840
Michael Sophie	9,839	$212,555	297,099	89,579	$671,949	$308,996
Shao Ning J. Chou	—	$—	519,167	97,915	$1,795,369	$320,681
William Huang	9,582	$24,539	293,751	66,249	$1,077,833	$146,139

(1)          The “Value Realized” is based on the closing price of our Common Stock as quoted on The Nasdaq National Market on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2)          The value of unexercised in-the-money options is calculated based on the difference between the closing price of $22.15 per share as quoted on The Nasdaq National Market on December 31, 2004, and the exercise price for the shares, multiplied by the number of shares underlying the option.

Employment Contracts and Change of Control Arrangements

We have entered into Change of Control Severance Agreements with Messrs. Sophie, Lu, Wu, Chou and Huang dated April 12, 2002, January 17, 2003, January 31, 2003, January 31, 2003 and January 31, 2003, respectively. These agreements provide that if the employee’s employment with us terminates as a result of involuntary termination at any time within 12 months after a change of control, (i) such employee will be entitled to 24 months of base salary as in effect as of the date of such termination payable in a lump sum within 30 days of termination and 100% of the bonus for the year in which termination occurs, (ii) all stock options granted to such employee will become fully vested and exercisable as of the date of termination and all stock held by him that is subject to a right of repurchase by the Company that was purchased prior to the change of control will have such right lapse, and (iii) we will continue to provide such employee the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date such employee is no longer eligible to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or 12 months from the termination date. In the event that the severance and other benefits provided pursuant to the Change of Control Severance Agreement between us and such employee constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such employee’s benefits under the Change of Control Severance Agreement shall be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the employee, on an after-tax basis, of the greatest amount of benefits.

For the purpose of the Change of Control Severance Agreements for Messrs. Lu, Wu, Sophie, Chou and Huang, “involuntary termination” includes (i) without the employee’s express written consent, a significant reduction of the employee’s duties, position or responsibilities relative to the employee’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the employee from such position, duties and responsibilities, unless the employee is provided with comparable duties, position and responsibilities (as, for example, following a change of control, our Chief Financial Officer is made the Chief Financial Officer of the acquiring entity), (ii) without the employee’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction, (iii) a reduction by us of the employee’s base salary as in effect immediately prior to such reduction, (iv) a material reduction by us in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee’s overall benefits package is significantly reduced, (v) the relocation of the employee to a facility or a location more than 50 miles from his current location without the employee’s express written consent, (vi) any purported termination of the employee by us which is not effected for cause or for which the grounds relied upon are not valid, or (vii) our failure to obtain the assumption of the Change of Control Severance Agreement by any successor to the Company.

“Change of control” in these agreements is defined as (i) the approval by our stockholders of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation, (ii) the approval by our stockholders of a plan to complete liquidation or an agreement for the sale or disposition by the company of all or substantially all of our assets, (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are incumbent Directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Toy and Horner throughout the 2004 fiscal year, and Ms. Atkins joined the Compensation Committee in March 2004. Mr. Lenzmeier joined the Compensation Committee in April 2005. All members of the Compensation Committee during 2004 were independent directors in accordance with the applicable independence requirements of the Nasdaq Marketplace Rules, and none were employees or officers or former employees of the Company. During 2004, no executive officer of the Company served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (“Section 16 Filers”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such Section 16 Filers are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16 Filers complied with all Section 16(a) filing requirements except for the following inadvertent late filings: (i) Ms. Atkins, who is not standing for reelection, filed a Form 4 on February 2, 2004 reporting one transaction late; (ii) Mr. Chou filed a Form 4 on October 19, 2004 reporting one transaction late; (iii) Mr. Huang filed a Form 4 on September 27, 2004 reporting one transaction late; (iv) Mr. Lu filed a Form 4 on October 19, 2004 reporting one transaction late; (v) Mr. Sophie filed a Form 4 on October 19, 2004 reporting one transaction late; and (vi) Mr. Wu filed Form 4s on January 8, 2004 and October 19, 2004 reporting two transactions late.

REPORT OF THE COMPENSATION COMMITTEE

Introduction

The Compensation Committee of the Board of the Company was established on January 31, 1997. Mr. Toy, the Chairman of the Compensation Committee, and Mr. Horner served on the Committee throughout 2004. Ms. Atkins joined the Compensation Committee on March 29, 2004, and Mr. Lenzmeier joined the Compensation Committee on April 11, 2005.

During 2004, the Compensation Committee was comprised solely of Non-Employee Directors who were each: (i) independent as defined under the Nasdaq Marketplace Rules, (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code. During 2005, the Committee will be comprised of directors who meet these same standards.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to all compensation, including equity compensation, of the Company’s executives. The Compensation Committee also has overall responsibility for evaluating and making recommendations to the Board regarding equity-based and cash variable compensation plans, policies and programs of the Company.

Compensation Philosophy

The philosophy of the Compensation Committee is to create a system in which employee compensation is tied to the performance of the Company, thereby promoting stockholder value. The Company’s compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate, increase the productivity of and reward, in a cost-effective manner, executives who are expected to manage both the short-term and long-term success and competitiveness of the Company. In addition, the Compensation Committee attempts to structure the compensation program to be regarded positively by the Company’s stockholders, employees, the financial community and the public in general.

Cash-based Compensation

The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with the performance of both the Company as a whole and the individual executive in question. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

Base salaries for executive officers are established considering a number of factors, including the Company’s profitability, the individual performance and measurable contribution to the Company’s success of the executive in question and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s formal annual review process.

An executive’s annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive’s individual performance with respect to the successful completion of objectives and goals deemed by the Company to be important in maximizing long-term return to the Company’s stockholders. These targets, objectives and goals are reviewed at least annually to meet the changing nature of the Company’s business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

The Compensation Committee administers an option program pursuant to which members of management, including the Company’s executive officers, may receive annual option grants upon a yearly review from a pool of shares set aside by the Company. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company’s stockholders. The allocation of the option pool, other than the shares allocated to the President and Chief Executive Officer, is recommended by the President and Chief Executive Officer for approval by the Compensation Committee. The allocation of shares from the option pool to the President and Chief Executive Officer is determined solely by the Compensation Committee. In granting stock options to the executive officers and the President and Chief Executive Officer, the Compensation Committee considers a number of objective and subjective factors, including the executive’s position and responsibilities at the Company, such executive’s past and anticipated individual performance, current survey data with respect to market rates for option compensation and other factors that the Compensation Committee may deem relevant. Options generally vest over a four-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company’s common stock increases relative to the market price at the date of grant. On December 31, 2004, the Company adopted an immediate and full acceleration of vesting of shares covered by all stock options outstanding under the 1997 Stock Plan with a per share exercise price greater than $22.15 to mitigate the potential impact of FASB Statement No. 123(R), which requires the Company to expense unvested options starting on July 1, 2005. The Committee previously decided to reduce the use of stock options as a means of compensation for all employees in 2004 to help limit the Company’s anticipated future compensation cost with respect to equity incentives, once FASB Statement No. 123(R) becomes effective.

President and Chief Executive Officer Compensation

The Compensation Committee generally uses the same factors and criteria described above for compensation decisions regarding the President, Chief Executive Officer and Chairman of the Board. During the fiscal year ended December 31, 2004, Mr. Lu received a base salary of $700,000 for serving as the President, Chief Executive Officer and Chairman of the Board of the Company. No bonus was awarded to Mr. Lu with respect to the fiscal year ended December 31, 2004. However, in the fiscal year ended December 31, 2004, the Compensation Committee granted Mr. Lu options to purchase 250,000 shares of the Company’s Common Stock pursuant to the 1997 Stock Plan, based on his performance in the fiscal year ended December 31, 2003. As with other executives of the Company, Mr. Lu’s compensation was set at the discretion of the Board, based on the achievement of certain performance objectives of the Company. Criteria considered in the determination of Mr. Lu’s compensation included such factors as (i) the compensation provided to chief executive officers of companies comparable to the Company, (ii) specific benchmarks tied to the revenue, growth or profitability of the Company, (iii) decisions made by Mr. Lu in the past fiscal year that improved the business prospects or financial condition of the Company, and (iv) Mr. Lu’s leadership role in accomplishing specific goals set for the Company in the past fiscal year. The performance objectives are reviewed annually by the Compensation Committee to ensure that they are consistent with the Company’s compensation philosophy.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a federal tax deduction to publicly held companies for compensation in excess of $1 million paid to the Company’s President and Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ stock option grants for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for the Company’s success because the Compensation Committee feels such objective is in the best interest of the Company’s stockholders. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Subsequent to the annual shareholder meeting of 2004, awards granted under the 1997 Stock Plan no longer qualify as performance-based compensation for 162(m) purposes and therefore are subject to the $1 million limit. Assuming the shareholders approve the 2005 Equity Incentive Plan, the Company will once again be able to issue options and other forms of equity compensation that is considered performance-based compensation and therefore exempt from the application of the $1,000,000 162(m) limit. As a result, the Committee has decided to delay executive officer grants, if any, until after the 2005 shareholder meeting so that, if shareholders approve the 2005 Equity Incentive Plan, the grants will qualify as performance-based compensation for 162(m) purposes.

Summary

The Compensation Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company’s success. The Compensation Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

The Compensation Committee

Thomas Toy, Chairman Betsy Atkins Larry Horner Allen Lenzmeier

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

Established on January 31, 1997, the Audit Committee is currently comprised of five non-employee directors. Mr. Horner, the Chairman of the Audit Committee, Mr. Toy and Ms. Atkins served on the Audit Committee throughout 2004. Mr. Clarke joined the Audit Committee on January 17, 2005, and Mr. Lenzmeier joined the Audit Committee on March 15, 2005. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by Nasdaq Marketplace Rules and the SEC. The Board also determined that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise. The Board also determined that each of Messrs. Horner, Clarke, Lenzmeier and Toy is an “audit committee financial expert” as defined by SEC rules through his business and professional experience.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company’s independent registered public accounting firm.

The Audit Committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company’s financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee’s charter, the Audit Committee’s responsibility is to provide oversight of and to review those processes. The Audit Committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee held 23 meetings during the last fiscal year. The Audit Committee operates pursuant to a charter that it reviews annually.

Audited Financial Statements

The Audit Committee has reviewed the audited financial statements prepared for the fiscal year ended December 31, 2004. The Audit Committee has discussed the audited financial statements with various members of the management of the Company.

Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In addition to its independent audit of the Company’s financial statements, PricewaterhouseCoopers has the responsibility for auditing management’s assessment of, and the effectiveness of, internal control over financial reporting and expressing an opinion thereon based on its audit. The Audit Committee was kept apprised of the progress of management’s assessment of the Company’s internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm (included in the Company’s Annual Report on Form 10-K) relating to its audit of (i) the consolidated financial statements, (ii) management’s and the independent auditors’ assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee also reviewed with management and PricewaterhouseCoopers (a) the Company’s completed, current and planned initiatives to remediate material weaknesses in the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the additional analyses undertaken and procedures performed by the Company to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

In addition, the Audit Committee has discussed the audited financials with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61 and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Conducted in Conjunction with an Audit of Financial Statements.” The Audit Committee has also received from PricewaterhouseCoopers a letter and other written disclosures required under Independence Standards Board Standard No. 1, and has had discussions with PricewaterhouseCoopers regarding the independence of PricewaterhouseCoopers as the Company’s independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in the Company’s Annual Report on Form 10-K.

The Audit Committee

Larry Horner, Chairman
Betsy Atkins
Jeff Clarke
Allen Lenzmeier
Thomas Toy

PROPOSAL TWO
APPROVAL OF 2005 EQUITY INCENTIVE PLAN

This section summarizes the proposal to adopt the 2005 Equity Incentive Plan (the “Incentive Plan”).

We are asking stockholders to approve the Incentive Plan. Adoption of the Incentive Plan will enable the Company to (i) have greater flexibility in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals, and (ii) receive a federal income tax deduction for certain compensation paid under the Incentive Plan. The Board has approved adoption of the Incentive Plan, subject to stockholder approval at the Annual Meeting. Stockholder approval of the Incentive Plan requires the vote of a majority of Common Stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting. If stockholders approve adoption of the Incentive Plan, it will replace the 1997 Stock Plan.

The main substantive difference between the Incentive Plan and the 1997 Stock Plan is that in addition to stock options and restricted stock, the Incentive Plan also allows for the following new forms of awards: stock appreciation rights, restricted stock units, performance units and performance shares. In addition, the Incentive Plan contains a specific list of performance goals for the purposes of classifying awards as “performance-based” compensation within the meaning of 162(m) of the Internal Revenue Code. The Incentive Plan also provides for automatic, non-discretionary grants to our Non-Employee Directors, formalizing the Board’s past practice of making annual discretionary grants to Non-Employee Directors under the 1997 Stock Plan.

We strongly believe that the approval of the Incentive Plan is essential to our continued success. The awards provided under the Incentive Plan are vital to our ability to attract and retain highly skilled individuals to work for the Company and serve on our Board.

Our proposed changes reflect the environment in which we operate. The proposed changes will provide us with needed flexibility to adopt our equity compensation practices to reflect changes in business conditions and the markets for labor in which we compete. Our employees and directors are our most important asset. We must continue to offer a competitive compensation package if we hope to continue our success in attracting outstanding talent. In the event stockholders do not approve the proposed changes, we will continue to provide equity compensation under our 1997 Stock Plan. However, our ability to provide the competitive compensation needed to attract, motivate, and retain outstanding talent may be hindered.

In connection with the adoption of the Incentive Plan, we propose the reservation of the number of Common Stock equal to the number of shares of Common Stock currently authorized and available for issuance under the 1997 Stock Plan as of May 13, 2005 plus (i) any shares of Common Stock that return to the 1997 Stock Plan after May 13, 2005 and (ii) an annual increase on the first day of each fiscal year, beginning in 2006, equal to the lesser of (a) 4% of the outstanding shares of Common Stock on the first day of the fiscal year, (b) 3,000,000 share of Common Stock; or (c) such lesser amount of Common Stock as determined by the Board. We generally are not asking stockholders to approve the issuance of any additional shares beyond the shares that we already would be permitted to issue under the 1997 Stock Plan, except that the automatic increase in available shares of Common Stock under the 1997 Plan (which generally is the same formula described in the preceding sentence) would have expired when the 1997 Plan was scheduled to expire in 2007 and now will expire in 2015.

Description of the Incentive Plan

The following paragraphs provide a summary of the principle features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Annex A to this Proxy Statement. The following summary is qualified in its entirety by reference to the Incentive Plan.

Purpose.   The Incentive Plan is intended to enhance our ability to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants, and promote the success of the Company’s business.

Eligibility.   The Administrator (as defined below) selects the employees, directors and consultants who will be granted awards under the Incentive Plan. The actual number of individuals who will receive an award cannot be determined in advance because the Administrator has discretion to select the participants.

Types of Awards.   The Administrator is allowed to grant six types of awards under the Incentive Plan:

•       stock options;

•       stock appreciation rights;

•       restricted stock awards;

•       restricted stock units;

•       performance share awards; and

•       performance unit awards.

The Administrator currently intends to grant stock options and stock appreciation rights as our principal forms of awards. However, we believe that we need to have flexibility to grant other types of equity compensation awards in order to compete successfully for talented employees and in light of potential accounting, legal and other changes.

Stock options.   A stock option is the right to acquire shares of common stock at a fixed exercise price for a fixed period of time (usually ten years). The Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment).

The exercise price of each stock option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the stock covered by the option. (The 1997 Stock Plan permitted the Administrator to grant nonstatutory stock options with exercise prices less than fair market value.)  Thus, an individual will be able to profit from an option only if the fair market value of our Common Stock increases after the option is granted. In other words, the Incentive Plan does not allow for “discounted” stock options. An exception is made only for options that the Company grants to substitute for options held by employees of companies that we acquire (in which case the exercise price preserves the economic value of the employee’s cancelled stock option from his or her former employer).

An option generally cannot be exercised until it becomes vested. Although the Incentive Plan does not prevent the Administrator from granting early exercisable options, the Administrator currently plans to continue the practice of permitting only vested options to be exercisable. The Administrator establishes the vesting schedule at the time the option is granted. Vesting usually requires continued employment by the participant for a period of years, usually four.

The Administrator determines the term of options, except that incentive stock options may have terms of no more than ten years. The Administrator intends to continue the practice that all options shall have a term of no more than ten years. Upon termination of service to the Company, an option usually remains exercisable, to the extent then vested, for three months, although the Administrator has the discretion to permit an option to remain exercisable for a longer period of time. Upon termination of service due to death or disability, an option usually remains exercisable, to the extent then vested, for twelve months. However, in no event may an option be exercised after the expiration of its term.

The exercise price of each option must be paid in full at the time of exercise. Payment may be made in cash, by check, through a “cashless exercise program” or, if the Administrator permits, with a promissory note, reduction in our liabilities to the participant, in shares of our Common Stock that are already owned by the participant or by any other means that provides legal consideration for the shares and is consistent with the Incentive Plan’s purpose.

Non-Employee Director options.   The Incentive Plan provides for the automatic, non-discretionary grant of nonstatutory stock options to purchase 25,000 shares of Common Stock to our Non-Employee Directors on the first market trading day on or after every August 23, if such Non-Employee Director has served as a director for at least the preceding five months. The exercise price is the fair market value of the covered shares on the date of grant and the option vests as to one-twelfth (1/12 ) of the covered shares each month, subject to the director continuing to serve as a director through each vesting date. Following termination of service, these options remain exercisable for twelve months, subject to the ten-year option term. Our Board previously approved similar grants each year under the 1997 Stock Plan. Assuming stockholders approve the Incentive Plan, our Board will discontinue the practice of making annual, discretionary Non-Employee Director grants every August.

Stock appreciation rights.   Stock appreciation rights are awards that grant the participant the right to receive an amount of money equal to (i) the number of shares exercised multiplied by (ii) the amount by which our stock price exceeds the exercise price. The exercise price cannot be less than 100% of the stock’s fair market value on the date of grant. Thus, an individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases after the stock appreciation right is granted. The Administrator generally will provide that a stock appreciation right may be exercised only if it becomes vested based on the vesting schedule established by the Administrator. Stock appreciation rights expire under the same rules that apply to options.

Restricted stock awards.   Restricted stock awards are shares that vest based on a schedule established by the Administrator. However, if stockholders approve this proposal, shares of restricted stock generally may not vest (i) at a rate of more than one-third (1/3 ) of the shares each year if vesting is subject solely to continued service and (ii) within twelve months of the date of grant if vesting is subject to satisfaction of specified performance objectives. Notwithstanding the foregoing, shares of restricted stock may vest sooner in the event of a participant’s death, disability or retirement or a major capital change of the Company. The 1997 Stock Plan permitted the grant of restricted stock (these awards were called “stock purchase rights” in the 1997 Stock Plan), but the 1997 Stock Plan did not impose any limitations on the vesting schedule.

Performance shares and performance unit awards.   Performance shares and performance units may result in a payment to the participant in cash or shares if the performance goals and/or other vesting criteria established by the Administrator are achieved or the awards otherwise vest. Performance shares and performance units generally vest upon satisfaction of company-wide, business unit, or individual goals (including solely continued service), measured over a period of at least twelve months.

Restricted Stock Units.   Restricted stock units are awards of restricted stock, performance shares, or performance units that the Administrator permits to be paid out in installments or on a deferred basis.

Administration, Amendment and Termination.   The Incentive Plan may be administered by multiple committees under the Board (collectively, the “Administrator”). Currently, the Board has authorized the Compensation Committee to assume primary responsibility for the administration of all incentive compensation other than that of Non-Employee Directors, for whom the Disinterested Director Committee was created. To the extent we want certain compensation to qualify for an exemption under Rule 16b-3 of the Exchange Act or for federal tax deductions, members of the Administrator must qualify as non-employee directors under Rule 16b-3 or as outside directors under Section 162(m) of the Internal Revenue Code, as relevant.

Subject to the terms of the Incentive Plan, the Administrator has sole discretion to, in addition to other powers,:

•       select the employees, directors and consultants who will receive awards;

•       determine the number of shares of Common Stock covered by each award;

•       determine the terms and conditions of awards (for example, the exercise price and vesting schedule);

•       to modify or amend awards, including the discretionary authority to extend post-termination award exercisability or accelerate vesting; and

•       interpret the provisions of the Incentive Plan.

If stockholders approve this proposal, the Administrator may not reduce the exercise or purchase price of an outstanding award (whether by (i) repricing the award or (ii) cancelling the award and granting a new award with a lower exercise or purchase price) without first obtaining stockholder approval. The 1997 Stock Plan permitted the administrator to institute an option exchange program without first obtaining stockholder approval.

The Board may amend or terminate the Incentive Plan at any time and for any reason. The Incentive Plan expires pursuant to its terms on May 13, 2015. Future amendments will be submitted for stockholder approval if necessary or appropriate to continue the Incentive Plan’s compliance with applicable law, including, without limitation, Section 162(m) of the Internal Revenue Code, or with Nasdaq rules.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares. In addition a number of shares equal to the number of shares tendered or withheld to pay award exercise or purchase prices or to cover applicable tax withholding will be returned to the available pool of shares. Also, if a stock dividend, reorganization, spin-off or other change in the Company’s capital structure occurs, the Administrator has discretion to adjust the number of shares available under the Incentive Plan, the per person limits on grants and the number of shares automatically granted to Non-Employee Directors, as appropriate to reflect the stock dividend or other change.

Limited Transferability of Awards.   Unless otherwise determined by the Administrator, awards granted under the Incentive Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or under applicable laws of descent and distribution. The Administrator may also, in its sole discretion, impose other transfer restrictions it deems advisable or appropriate.

Options Granted to Certain Individuals and Groups.   If the Incentive Plan were in place last year, its terms would not have resulted in a different number of option or awards being granted. The following table sets forth the total number of shares of the Company’s Common Stock subject to options granted under the 1997 Stock Plan to the listed persons and groups for the 2004 fiscal year.

New Plan Benefits

Name and Position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted
Hong Liang Lu. President, Chief Executive Officer and Chairman of the Board	250,000	$37.46	—
Ying Wu Executive Vice President and Vice Chairman	200,000	$37.46	—
Shao-Ning J. Chou Senior Vice President	150,000	$37.46	—
Michael Sophie Chief Financial Officer and Senior Vice President	150,000	$37.46	—
William Huang Chief Technology Officer and Senior Vice President	100,000	$37.46	—
All current executive officers, as a group	850,000	$37.46	—
All directors who are not executive officers, as a group	75,000	$16.34	—
All employees who are not executive officers, as a group	4,950,197	$25.94	—

Directors and named executive officers have a financial interest in this proposal because they are eligible to receive awards under the Incentive Plan. Non-Employee Directors also have an interest in this proposal because they are provided annual, non-discretionary option grants.

Federal Tax Aspects

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options and Stock Appreciation Rights.   No taxable income is reportable when a nonstatutory stock option or a stock appreciation right is granted with an exercise price equal to or greater than fair market value. Upon exercise, the recipient will recognize ordinary income equal to the fair market value of the shares on the exercise date minus the exercise price. Any additional gain or loss upon the disposition of the stock will be capital gain or loss.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the recipient exercises the option and then sells the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the recipient exercises the option and sells the shares before the end of the two or one-year holding periods, he or she generally will recognize ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and any additional gain or loss will be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares.   A recipient of restricted stock, performance units or performance shares will not recognize taxable income upon grant. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. For restricted stock only, a recipient may instead elect to be taxed at the time of grant. Any additional gain or loss upon the disposition of the stock, if any, will be capital gain or loss.

Restricted Stock Units.   A recipient of restricted stock units generally will not recognize taxable income on grant. Instead, so long as the settlement of the award complies with deferred compensation tax rules, the recipient will recognize ordinary income on the receipt of shares (or cash) equal to the fair market value of the shares (or cash) minus amounts paid. If the terms of settlement do not comply with deferred compensation tax rules, the recipient will recognize ordinary income on vesting, equal to the fair market value of the shares (or cash) minus amounts to be paid, and will be subject to an additional 20% exercise tax. Any additional gain or loss upon the disposition of the stock, if any, will be capital gain or loss.

Tax Effect for the Company.   The Company generally will receive a tax deduction for any ordinary income recognized by a participant from an award under the Incentive Plan (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million. However, we are able to preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights, establishing stockholder approved performance criteria that must be met before the award actually will vest or be paid. The Incentive Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). For example, the Incentive Plan limits the number of shares that may be granted to any one participant in any one year as follows (the limits with respect to the first calendar year in which an individual joins the Company are twice the following amounts):

•       700,000 shares under options;

•       700,000 shares under stock appreciation rights;

•       700,000 restricted shares;

•       700,000 performance shares; and

•       performance units with an initial value not greater than $2 million.

In addition, in setting the vesting schedule of an award, the Administrator may provide that the award will vest only upon the achievement of objectives for one or more of:

•       annual revenue;

•       operating profit;

•       customer satisfaction MBOs;

•       earnings per share;

•       net income;

•       new orders;

•       pro forma net income;

•       return on designated assets;

•       return on sales;

•       return on equity;

•       cash collections; or

•       product shipments.

Each of these performance measures is defined in the Incentive Plan.

Summary

We are requesting that stockholders approve adoption of the Incentive Plan. The Incentive Plan would replace the 1997 Stock Plan, and would be materially different from the latter in that (i) in addition to stock options and restricted stock, the Incentive Plan allows for new forms of awards such as stock appreciation rights, performance units and performance shares and (ii) the Incentive Plan provides for a specific list of performance goals for the purposes of 162(m) of the Internal Revenue Code. The Incentive Plan also provides for automatic, non-discretionary grants to our Non-Employee Directors.

We believe strongly that the approval of the Incentive Plan is essential to our continued success. Awards such as those provided under the Incentive Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. We strongly believe that the Incentive Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and serve on our Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and recommends that the stockholders ratify this selection. PricewaterhouseCoopers LLP also audited the Company’s financial statements for its fiscal year ended December 31, 2004. The Board expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

Stockholder ratification of this selection of PricewaterhouseCoopers LLP as the Company’s Independent Public Accounting Firm is not required by the Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as Independent Registered Public Firm, the Audit Committee and the Board will consider whether to retain that firm for the year ended December 31, 2005. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP Fees For The Fiscal Year Ended December 31, 2004

Audit Fees

Fees for the fiscal year ended December 31, 2004 audit and interim reviews were $8,423,663.00. Fees for the fiscal year ended December 31, 2003 audit and interim reviews were $1,667,281.00.

Audit-Related Fees

Audit-related fees were $771,475.00 and $1,111,170.00 for fiscal years ended December 31, 2004 and December 31, 2003, respectively. Such services included due diligence and other procedures performed surrounding certain of the Company’s acquisitions and accounting consultation.

Tax Fees

During the fiscal year ended December 31, 2004, fees related to tax advice, compliance and planning were $3,134,642.00. For the fiscal year ended December 31, 2003 fees for tax advice, compliance and planning totaled $1,736,928.00.

All Other Fees

Other fees during the year ended December 31, 2004 totaled $5,000.00 and consisted entirely of fees related to training. For the fiscal year ended December 31, 2003 other fees totaled $4,200.00 and consisted entirely of fees related to research tools.

The Audit Committee has determined that the provision by PricewaterhouseCoopers LLP of non-audit services to us in 2004 is compatible with PricewaterhouseCoopers LLP maintaining its independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has direct responsibility for the appointment, retention, evaluation, compensation, oversight and termination of the independent registered public accounting firm employed by the Company. In October 2003, the Audit Committee of the Board established a Non-Audit Services

Subcommittee. The Non-Audit Services Subcommittee, consisting of Mr. Horner, is authorized to preapprove non-audit services to be performed by the Company’s independent public accountants in amounts not to exceed $50,000 per engagement. Non-audit services to be performed by the Company’s independent registered public accounting firm in amounts to exceed $50,000 per engagement will be approved by the Audit Committee. During fiscal 2004, there were no audit-related fees, tax fees, or any other non-audit fees that were approved by the Audit Committee pursuant to the “de minimis” exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

Required Vote

The affirmative vote of the holders of a majority of the Votes Cast will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

COMPANY’S STOCK PERFORMANCE

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq composite (U.S. and foreign) index and the S&P Wireless Telecommunication Services index for the period commencing on March 3, 2000, the first day the Company’s Common Stock was traded on The Nasdaq National Market, and ending on December 31, 2004. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The graph assumes that $100.00 was invested on March 3, 2000 in the Company’s Common Stock and in each index (based on the initial public offering price of $18 per share), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52-week fiscal year that ended on Friday, December 31, 2004. Under the assumptions stated above, over the period from March 3, 2000 to December 31, 2004 the total return on an investment in the Company would have been 23.06% as compared to -30.94% for the Nasdaq composite (U.S. and foreign) index and -66.7% for the S&P Wireless Telecommunication Services index shown below.

STOCK PRICE PERFORMANCE GRAPH FOR
UTSTARCOM, INC.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
AND THE S & P WIRELESS TELECOMMUNICATION SERVICES INDEX

*                    $100 invested on 3/3/00 in stock or on 2/29/00 in index—including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, the Company was party to indemnification agreements with certain of its Directors and executive officers.

One of the Company’s previous Directors, Masayoshi Son, who resigned from the Board effective September 15, 2004, is the President and Chief Executive Officer and a director of SOFTBANK CORP. SOFTBANK CORP. is an affiliate of SOFTBANK America, Inc., also one of our significant stockholders. Since the beginning of the 2004 financial year, the Company has engaged, continues to engage or proposes to engage in the following transactions with entities affiliated with SOFTBANK CORP.:

•       On July 17, 2003, the Company entered into a Mezzanine Loan Agreement with BB Modem Rental PLC (“BB Modem”), an affiliate of SOFTBANK CORP. Under the terms of the agreement, the Company loaned BB Modem $10.1 million at an effective interest rate of 12.01% per annum, for the purpose of investing in a portfolio of ADSL modems and associated modem rental agreements, from Softbank BB Corporation (“Softbank BB”), formerly BB Technologies, an affiliate of SOFTBANK America, Inc.

•       The Company has invested approximately $10.0 million in Softbank China, an investment fund established by SOFTBANK CORP. focused on investments in Internet companies in China. The investment balance as of December 31, 2004 was $5.3 million. The Company has also invested $2.0 million in Restructuring Fund No. 1, a venture capital investment limited partnership established by SOFTBANK INVESTMENT CORP., an affiliate of SOFTBANK CORP. The investment balance as of December 31, 2004 was $1.8 million.

•       In December 2002, a venture capital fund affiliated with SOFTBANK CORP. made a capital investment in MDC Holding Limited (“MDC Holding”). In December 2004, the Company exercised a warrant for ordinary shares of MDC Holding for which it paid approximately $0.8 million. In 2004, the Company received payments from Beijing MDC Telecommunications Co., Ltd. (“Beijing MDC”), an affiliate of MDC Holding, of approximately $0.8 million for purchases of equipment and the provision of consulting services, and in 2004 the Company paid to Beijing MDC approximately $0.5 million for PAS value added services and as rental payments. During the period from January 2005 to March 2005, the Company entered into an agreement to sell equipment to Beijing MDC with a value of approximately $2.3 million. For additional information regarding the Company’s transaction with Beijing MDC, please read “Note 2—Summary of Significant Accounting Policies—Restatement of Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

•       We recognized revenue of $143.7 million during 2004 with respect to sales of telecommunications equipment to Softbank BB.

•       During August 2004, the Company entered into several agreements with Japan Telecom Co., Ltd. (“JT”), a wholly owned subsidiary of SOFTBANK CORP., related to the sale of telecommunication equipment and promotional services. The terms of these agreements specify that JT was to remit 50 percent of the contract value in cash to the Company within one month of the execution of the contract, which was August 20, 2004. As of December 31, 2004, there was $217.5 million included in customer advance related to these agreements. The Company also entered into an agreement during the third quarter of 2004 with JT to supply chassis equipment with an approximate value of $75 million.

Yulan Wu, the spouse of Ying Wu, Executive Vice President and Vice Chairman of the Board, is the beneficial owner of approximately 31% of Starcom Products, Inc. (“Starcom Products”). In 2004 and during the period from January 2005 to March 2005, we paid Starcom Products approximately $1.1 million and $0.3 million, respectively, for engineering consulting and employee placement services.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ MICHAEL J. SOPHIE
Michael J. Sophie Senior Vice President of Finance and Chief Financial Officer

Dated: April 18, 2005

ANNEX A

UTSTARCOM, INC.

2005 EQUITY INCENTIVE PLAN

1.   Purposes of the Plan.   The purposes of this Plan are:

•       to attract and retain the best available personnel for positions of substantial responsibility,

•       to provide additional incentive to Employees, Directors and Consultants, and

•       to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, and Performance Shares.

2.   Definitions.   As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)   “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be excluded or included form the calculation of Annual Revenue with respect to one or more Participants.

(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)   “Award” means, individually or collectively, a grant under or the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Awarded Stock” means the Common Stock subject to an Award.

(g)    “Board” means the Board of Directors of the Company.

(h)   “Cash Collections” means the actual cash or other freely negotiable consideration, in any currency, received in satisfaction of accounts receivable created by the sale of any Company products or services.

(i)    “Change in Control” means the occurrence of any of the following events:

           (i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

          (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

        (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

         (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j)     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(k)   “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(l)    “Common Stock” means the Common Stock of the Company, or in the case of Performance Units and Restricted Stock Units, the cash equivalent thereof, as applicable.

(m)  “Company” means UTStarcom, Inc., a Delaware corporation, or any successor thereto.

(n)   “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(o)   “Customer Satisfaction MBOs” means as to any Participant, the objective and measurable individual goals set by a “management by objectives” process and approved by the Administrator, which goals relate to the satisfaction of external or internal customer requirements.

(p)   “Director” means a member of the Board.

(q)   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)    “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.

(s)    “Earnings Per Share” means as to any Fiscal Year, the Company’s Net Income or a business unit’s Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

(t)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(u)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

           (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

        (iii)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(w)   “Fiscal Year” means the fiscal year of the Company.

(x)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)    “Net Income” means as to any Fiscal Year, the income after taxes of the Company determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(z)    “New Orders” means as to any Fiscal Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order recognition policy.

(aa)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb)   “Non-Owner Outside Director” means an Outside Director who is not the beneficial owner of more than 5% of the Company’s outstanding capital stock.

(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd)   “Operating Profit” means as to any Fiscal Year, the difference between revenue and related costs and expenses, excluding income derived from sources other than regular activities and before income deductions.

(ee)    “Option” means a stock option granted pursuant to the Plan.

(ff)     “Outside Director” means a Director who is not an Employee.

(gg)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh)   “Participant” means the holder of an outstanding Award granted under the Plan.

(ii)     “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator, in its discretion, to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Operating Profit, (c) Customer Satisfaction MBOs, (d) Earnings Per Share,  (e) Net Income, (f) New Orders, (g) Pro Forma Net Income, (h) Return on Designated Assets, (i) Return on Sales, (j) Return on Equity, (k) Cash Collections, and (l) Product Shipments. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

(jj)      “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(kk)   “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ll)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator. Notwithstanding any contrary provision of the Plan, a Period of Restriction shall expire (a) at a rate no faster than as to one-third (1/3) of the Shares covered by an Award each year if the Shares vest solely as a result of continued service and (b) no sooner than 12 months following the date of grant if the Shares vest upon satisfaction of performance objectives, unless determined otherwise by the Administrator at its discretion solely by reason of death, Disability, retirement, or major capital change, or unless vesting is accelerated automatically under Section 15.

(mm) “Plan” means this 2005 Equity Incentive Plan.

(nn)   “Product Shipments” means as to any Fiscal Year, the quantitative and measurable number of units of a particular product that shipped during such Fiscal Year.

(oo)   “Pro Forma Net Income” means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

(pp)   “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 or issued pursuant to the early exercise of an option.

(qq)   “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Sections 4 and 11 of the Plan.

(rr)     “Return on Designated Assets” means as to any Fiscal Year, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

(ss)     “Return on Equity” means, as to any Fiscal Year, the percentage equal to the value of the Company’s or any business unit’s common stock investments at the end of such Fiscal Year, divided by the value of such common stock investments at the start of such Fiscal Year, excluding any common stock investments so designated by the Administrator.

(tt)     “Return on Sales” means as to any Fiscal Year, the percentage equal to the Company’s Net Income or the business unit’s Pro Forma Net Income, divided by the Company’s or the business unit’s Annual Revenue.

(uu)   “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(vv)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(ww)  “Service Provider” means an Employee, Director or Consultant.

(xx)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(yy)    “Stock Appreciation Right” or “SAR” means an Award that pursuant to Section 9 of the Plan is designated as a SAR.

(zz)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan.

(a)   Stock Subject to the Plan.   Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is the number of Shares authorized and available for issuance under the 1997 Stock Plan as of May 13, 2005 plus (i) any Shares that return to the 1997 Stock Plan after May 13, 2005 and (ii) an annual increase on the first day of each Fiscal Year, beginning in 2006, equal to the lesser of (A) 4% of the outstanding Shares on the first day of the Fiscal Year; (B) 3,000,000 Shares; or (C) such lesser amount of Shares as determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b)   Lapsed Awards.   If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(c)   Share Reserve.   The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.   Administration of the Plan.

(a)   Procedure.

  (i)   Multiple Administrative Bodies.   Different Committees with respect to different groups of Service Providers may administer the Plan.

 (ii)   Section 162(m).   To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)   Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)   Other Administration.   Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

 (v)   Delegation of Authority for Day-to-Day Administration.   Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)   Powers of the Administrator.   Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

           (i)  to determine the Fair Market Value;

          (ii)  to select the Service Providers to whom Awards may be granted hereunder;

        (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

         (iv)  to approve forms of agreement for use under the Plan;

          (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

         (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

        (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

      (viii)  to modify or amend each Award (subject to Section 18 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

         (ix)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

         (xi)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

        (xii)  to determine whether Awards will be settled in Shares, cash or in any combination thereof;

      (xiii)  to determine whether Awards will be adjusted for Dividend Equivalents;

       (xiv)  to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

        (xv)  to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

       (xvi)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)   Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)   Shareholder Approval.   Notwithstanding any contrary provision of the Plan, the Administrator may not reduce the exercise/purchase price of an outstanding Award (whether by (i) repricing or (ii) canceling and then regranting the Award with a lower exercise/purchase price) without first obtaining shareholder approval.

5.   Eligibility.   Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.   Limitations.

(a)   ISO $100,000 Rule.   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)   Section 162(m) Limitations.   Subject to Section 15 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

           (i)  no Service Provider shall be granted Options in any one calendar year covering more than 700,000 Shares;

          (ii)  no Service Provider shall be granted Stock Appreciation Rights in any one calendar year covering more than 700,000 Shares;

        (iii)  no Service Provider shall be granted more than 700,000 Shares of Restricted Stock in any one calendar year;

         (iv)  no Service Provider shall be granted more than 700,000 Performance Shares in any one calendar year; and

          (v)  no Service Provider shall be granted Performance Units in any one calendar year with an initial value in excess of $2,000,000.

         (vi)  If an Award is canceled in the same Fiscal Year of the Company in which it was granted, the canceled Award will be counted against the limits set forth above. For this purpose, if the exercise/purchase price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

        (vii)  Notwithstanding Sections 6(b)(i) through 6(b)(vi) to the contrary, the limits applicable during the calendar year in which an individual first becomes a Service Provider shall be twice the amounts specified in Sections 6(b)(i) through 6(b)(v).

(c)   No Rights as a Service Provider.   Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

7.   Stock Options.

(a)   Term of Option.   The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)   Option Exercise Price.   (i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator; provided, however, that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

 (ii)   Substitute Options.   Notwithstanding the provisions of Section 7(b)(i), in the event that the Company or a Company Parent or Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Service Providers on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares of the grant date.

(c)   Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(d)   Form of Consideration.   The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

           (i)  cash;

          (ii)  check;

        (iii)  promissory note;

         (iv)  other Shares which meet the conditions established by the Administrator;

          (v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

         (vi)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

        (vii)  any combination of the foregoing methods of payment; or

      (viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(e)   Exercise of Option.

 (i)   Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)   Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

(iii)   Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

(iv)   Death of Participant.   If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the persons) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

8.   Restricted Stock.

(a)   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)   Transferability.   Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)   Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)   Section 162(m) Performance Restrictions.   For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the

Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(f)   Removal of Restrictions.   Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(g)   Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)   Dividends and Other Distributions.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(i)   Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.   Stock Appreciation Rights.

(a)   Grant of SARs.   Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)   Number of Shares.   The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)   Exercise Price and Other Terms.   The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the exercise price will be no less than 100% of the Fair Market Value of the Awarded Stock on the date of grant.

(d)   Exercise of SARs.   SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its sole discretion, may accelerate exercisability at any time.

(e)   SAR Agreement.   Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)   Expiration of SARs.   An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(e)(ii), 7(e)(iii) and 7(e)(iv) also will apply to SARs.

(g)   Payment of SAR Amount.   Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company (less applicable withholding) in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)   The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.   Performance Units and Performance Shares.

(a)   Grant of Performance Units/Shares.   Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)   Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)   Performance Objectives and Other Terms.   (i) The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The time period during which the performance objectives will be measured and must be satisfied will be called the “Performance Period” and will have a duration of at least 12 months. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii)   For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d)   Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e)   Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)   Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.   Restricted Stock Units.   Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12.   Leaves of Absence.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.   Formula Option Grants to Non-Owner Outside Directors.   All grants of Options to Non-Owner Outside Directors pursuant to this Section 13 shall be automatic and nondiscretionary, except as otherwise provided herein, and will be made strictly in accordance with the following provisions:

(a)   Type of Option.   All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(b)   No Discretion.   No person shall have any discretion to select which Non-Owner Outside Directors shall be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Section 13(e)).

(c)   Option Grant.   Commencing in 2005, each Non-Owner Outside Director automatically will be granted an Option to purchase 25,000 Shares (a “Director Option”) on the first trading day on or after August 23 of each year, if, as of such date, he or she has served on the Board for at least the preceding five (5) months.

(d)   Terms.   The terms of each Director Option shall be as follows:

           (i)  The term of the Director Option shall be ten (10) years.

          (ii)  The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Director Option.

        (iii)  Subject to Section 15 hereof, the Director Option will vest and become exercisable as to one-twelfth (1/12) of the Shares each month following the date of grant, provided that the Participant continues to serve as a Director through such dates.

         (iv)  The Director Option shall remain exercisable, to the extent then vested, for twelve (12) months following the termination of the Director’s status as a Service Provider, whether by death, Disability, resignation, or any other reason; provided, however, that no Director Option shall be exercisable after the expiration of the term set forth in clause (i) above.

(e)   Amendment.   The Administrator in its discretion may change the number of Shares subject to Director Options granted under this Section.

14.   Non-Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.   Adjustments; Dissolution or Liquidation; Change in Control.

(a)   Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding awards, the number of Shares covered by awards granted under Section 13, and the numerical limits in Sections 3 and 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that Award vesting shall accelerate 100% and all vesting criteria is fully satisfied, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)   Change in Control.

(i)   Stock Options and SARs.   In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii)   Restricted Stock, Performance Shares, Performance Units, and Restricted Stock Units.   In the event of a Change in Control, each outstanding Award of Restricted Stock, Performance Share, Performance Unit, and Restricted Stock Unit shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Shares/Units that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. For the purposes of this paragraph, an Award of Restricted Stock, Performance Share, Performance Unit, and Restricted Stock Unit shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of the performance goals without the Participant’s consent; provided, however, a modification to the performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(iii)   Outside Director Awards.   Notwithstanding any provision of Section 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his or her Options and Stock Appreciation Rights as to all of the  Awarded Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units, as applicable, will lapse, and, with respect to Performance Shares and Performance Units, all performance goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

16.   Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.   Term of Plan.   Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18.   Amendment and Termination of the Plan.

(a)   Amendment and Termination.   The Board may at any time amend, alter, suspend, or terminate the Plan.

(b)   Stockholder Approval.   The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In accordance with the foregoing, the Company will obtain stockholder approval of any material (as determined by the Board) amendment to the Plan.

(c)   Effect of Amendment or Termination.   No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.   Conditions Upon Issuance of Shares.

(a)   Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations.   As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.   Severability.   Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.   Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

UTC-PS-05

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.  The issues discussed herein, related to the operation of the Company, require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted.  Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

DETACH HERE	ZUTS72

PROXY

UTSTARCOM, INC.

1275 Harbor Bay Parkway

Alameda, California 94502

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

                The undersigned hereby appoints Michael J. Sophie with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated on the reverse side, all shares of common stock of UTStarcom, Inc. (the "Company") held of record by the undersigned on March 14, 2005 at the Annual Meeting of Stockholders to be held on May 13, 2005 and any adjournments thereof.

                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UTSTARCOM, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to		Call toll-free
http://www.eproxyvote.com/utsi		1-877-PRX-VOTE (1-877-779-8883)

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZUTS71

☒	Please mark	#UTC
votes as in
this example.

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:			2.	Adoption of the 2005 Equity Incentive Plan	☐	☐	☐
	Nominees: (01) Allen Lenzmeier and (02) Larry D. Horner			3.	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm	☐	☐	☐
	FOR ALL NOMINEES	☐	☐ WITHHELD FROM ALL NOMINEES

☐
		For all nominees except as noted above			In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the meeting

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as name appears hereon.  Joint owners should each sign.  Executors, administrators, trustees, guardians or other fiduciaries should give full title as such.  If signing for a corporation,

please sign in full corporate name by a duly authorized officer.

Signature:			Date:	Signature:	Date: